SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                         March 5, 1997



                       OHSL FINANCIAL CORP.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)


5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513) 574-3322


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On March 5, 1997, the Registrant issued the attached press release in which OHSL financial announced its quarterly dividend.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release, dated March 5, 1997.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.



Date:March 7, 1997                 By:/s/ Kenneth L. Hannauer
                                      Kenneth L. Hanauer
                                      President and Chief
                                      Executive Officer

                           EXHIBIT 99.1



HEADLINE: OHSL FINANCIAL INCREASES QUARTERLY DIVIDEND BY 15%


TEXT:

Cincinnati, Ohio, March 5, 1997 - OHSL Financial Corp. (NASDAQ:
OHSL), the parent company of Oak Hills Savings and Loan Company, F.A., announced today that it will pay a quarterly cash dividend of $0.22 per share, an increase of $.03 per share or 15.8%. This cash dividend, OHSl's fifteenth consecutive quarterly dividend, will be payable on April 15, 1997 to shareholders of record as of March 31, 1997.

According to Kenneth L. Hanauer, President and Chief Executive Officer of OHSl Financial Corp., "We are pleased to announce this increase in our quarterly cash dividend. Our capital position and optimistic outlook for the Company in 1997 allow us to take this positive step for our stockholders. We believe that a strong dividend is an important part of providing value for our stockholders. This dividend increase demonstrates our conviction toward this end."

OHSL Financial Corp. is a single thrift holding company which owns 100% of the common stock of Oak Hills Savings and Loan Company, F.A. Oak Hills operates five full-service thrift locations in the western Cincinnati/Hamilton County, Ohio area.